UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement

On February 17, 2026, Sports Entertainment Gaming Global Corporation (the “Company” or “SEGG Media”) entered into seven separate Share Purchase Agreements (collectively, the “SPAs”) with certain shareholders of Veloce Esports Limited, a private company limited by shares incorporated in England and Wales (“Veloce”), pursuant to which the Company agreed to acquire an aggregate of 20,008 issued shares of Veloce.

The SPAs were entered into with certain shareholders: Daniel Bailey, James MacLaurin, Jack Clarke, Darryl Eales, Andrew Webb, MPA Creative Limited, and Crimson Swordblade Limited.

The aggregate purchase price under the SPAs is £25,135,262 (approximately $34.2 million at an exchange rate of $1.36 per £1.00), payable through a combination of:

●	Cash consideration payable in installments through February 15, 2027;

●	2,127,086 shares of the Company’s common stock; and

●	A pre-funded warrant to purchase 227,500 shares of the Company’s common stock (issued to Crimson Swordblade Limited).

The Company’s common stock issued as consideration was valued at £7.35 per share ($10.00 per share).

The SPAs include customary representations and warranties, survival periods, limitations on liability, and exclusive remedy provisions. The SPAs also include transfer restrictions on issued shares, put and call option provisions based on future trading price thresholds, and customary default provisions, including share issuance remedies in certain circumstances.

The foregoing description is qualified in its entirety by reference to the SPAs, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K or by amendment to this Current Report on Form 8-K.

2.01 Completion of Acquisition or Disposition of Assets

On February 17, 2026, the Company completed:

(i) the acquisition of 20,008 issued shares of Veloce pursuant to the SPAs described in Item 1.01 above; and

(ii) the subscription for 4,634 newly issued A1 ordinary shares of Veloce pursuant to a previously disclosed Subscription Agreement, as amended.

The aggregate consideration for the subscription was £5,675,444.74 (approximately $7.7 million at an exchange rate of $1.36 per £1.00), consisting of £3,187,500 in cash and 338,360 shares of the Company’s common stock valued at $10.00 per share.

Following completion of the foregoing transactions, the Company owns approximately 67.93% of the issued share capital of Veloce.

The Veloce transaction qualifies as a significant acquisition, as it meets the greater than 20% threshold. Accordingly, the Company shall further file an amended Form 8-K to include financial statements pursuant to Rule 3-05 and proforma financial information pursuant to Article 11 within 71 calendar days from the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation.

By:	/s/ Robert J. Stubblefield
Name:	Robert J. Stubblefield
Title:	Interim Chief Executive Officer

February 23, 2026